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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

Emerald Financial Corp.

We consent to the incorporation by reference in this Registration Statement of Emerald Financial Corp. on Form S-8 of our report dated January 25, 1997 (which expresses an unqualified opinion and contains an explanatory paragraph describing the adoption of a new accounting pronouncement in 1995) on the consolidated financial statements of The Strongsville Savings Bank incorporated by reference in the Annual Report on Form 10-K of Emerald Financial Corp. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Cleveland, Ohio
May 21, 1997